EXHIBIT 99.1
For Immediate Release:
Arcadia Resources Agrees to Acquire
Minneapolis-Based PrairieStone Pharmacy
In a related transaction PrairieStone will divest its owned pharmacies.
     SOUTHFIELD, Mich., January 29, 2007 — Arcadia Resources, Inc. (AMEX: KAD) announced today that is has entered into an agreement to acquire all of the membership interests of PrairieStone Pharmacy, LLC. PrairieStone is a Minneapolis-based retail pharmacy company which operates or is contracted to furnish management or other retail pharmacy services to over 200 retail pharmacies within grocery retailers located in the Central and Eastern United States. The purchase price to be paid is up to approximately $24 million.
     The purchase price is payable in restricted shares of Arcadia common stock subject to registration rights. The number of Arcadia shares will be determined at closing and on the one-year anniversary date from closing, based on Arcadia’s share price on those respective dates. Based on the recent average closing prices of Arcadia’s common stock, it is estimated that approximately 10.1 million Arcadia shares will be paid at closing. Closing of the acquisition is anticipated to occur by early to mid February.
     The acquisition agreement requires PrairieStone to sell its remaining in-store pharmacy assets to Lund Food Holdings, Inc. and to enter into a five-year management agreement with the Minneapolis-based grocery retailer. The Arcadia agreement provides incentives for PrairieStone’s selling members to receive additional Arcadia shares or cash, at Arcadia’s election, if PrairieStone achieves certain EBITDA targets during the two years following closing.
     Arcadia expects the acquisition to be accretive in the fiscal years ending March 31, 2008 and March 31, 2009. The acquisition, which will complete PrairieStone’s transition from an owner to an operator, manager and service provider to pharmacies, would complement Arcadia’s service and product offerings while allowing PrairieStone to continue growing its core assets — DailyMed™ and its Licensed Pharmacy Services — within the retail grocery channel on a national basis.
     “We are thrilled to partner with PrairieStone Pharmacy and with the strong leadership that Marvin Richardson will bring to Arcadia’s pharmacy division, as PrairieStone’s two core offerings, DailyMed™ and Licensed Pharmacy Services, are synergistic with Arcadia’s existing pharmacy operations and our CareClinic division,” said Arcadia’s Chairman and CEO John Elliott, II.
     Arcadia will integrate PrairieStone Pharmacy’s core services into its existing offerings to create unique solutions in the home care and grocery services markets:
•	DailyMed™, a patent pending packaging product that PrairieStone launched in April, 2006. Using convenient multi-dose packets sealed and arranged by the day and time to be taken, DailyMed simplifies medication administration for at-home patients and provides peace of mind for the growing number of caregivers challenged to manage the daily assortment of multiple medications loved ones require. DailyMed is designed to reduce overall healthcare costs through improved patient compliance and the avoidance of medication errors and the resultant physician, hospitalization, missed work and other costs. DailyMed provides a unique pharmacy offering for Arcadia’s home care division. Additionally, PrairieStone’s existing institutional relationships with DailyMed is expected to increase the scale and efficiency of Arcadia’s closed door pharmacies.
     • PrairieStone’s Licensed Service Model has two principal components:
•	Automated Pharmacy Footprint© uses state-of-the-art technology and automation to place pharmacists closer to customers. This Model enables enhanced clinical consultations, medication oversight and where appropriate, over-the-counter product recommendations. The turn-key Footprint, which requires just over 400 square feet compared to a typical configuration of 800 square feet or more, allows retailers quick access to the pharmacy business or a better configuration to an existing pharmacy layout.
•	Licensed Software Products that allows pharmacy access to restricted payor contracts and improved acquisition costs for pharmaceuticals. The software enables retailers to access prescription drug programs expected to improve in-store prescription volumes, reduce drug costs, and drive in-store traffic.
     Combining PrairieStone’s Licensed Service Model with Arcadia’s CareClinics (in-store minor medical clinics) is expected to add additional value to the service offerings of both organizations. CareClinic, combined with PrairieStone’s Automated Pharmacy Footprint, will allow a grocer to place an efficient and complete “health care offering” within a same sized space typically earmarked only for pharmacy. Moreover, in addition to maximizing precious retail space, the health care offerings are anticipated to afford greater efficiencies with balanced workload between a pharmacist, a nurse and appropriate pharmacy technicians. “This transaction will allow us to be a comprehensive resource to help our customers maximize the value of an in-store pharmacy along with an in-store clinic,” said PrairieStone’s president and CEO, Marvin Richardson, R.Ph.
     Alan Lotvin, M.D., CEO of CareClinic, Inc. stated, “We believe that PrairieStone complements the CareClinic offering and collectively, we can improve healthcare by making it more convenient, affordable and approachable through the grocery channel. Furthermore, we will have a tremendous opportunity to work with Arcadia’s dedicated caregivers as we extend the DailyMed offering to our at-home patients, improving medication compliance and pharmaceutical care.”
     Marvin Richardson, R.Ph. will remain president of PrairieStone, and additionally will take management responsibility for all of Arcadia’s pharmacy business. He brings 30 years of retail pharmacy experience to this role.

     Richardson’s extensive background includes serving as senior vice president of pharmacy operations for Rite Aid Corporation, a 3,600-store retail pharmacy chain; president and CEO of Low Cost Health Care, Inc., which he founded in 1989 and sold separately to Revco and NCS HealthCare; and field operations manager with the Walgreen Company, a leading retail drug chain. Richardson is former chairman of the Long-Term Care Committee of the National Association of Community Pharmacies and has served on the Pharmacy Committee for the National Association of Chain Drug Stores. Dr. Lotvin, CEO of CareClinic, Inc., will oversee the PrairieStone Pharmacy transition and integration.
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About PrairieStone Pharmacy, LLC
     Founded in 2003, PrairieStone Pharmacy is one of the nation’s fastest-growing retail pharmacy chains. Offering a unique model that relies on state-of-the-art technology and automation, the Company prides itself on placing its pharmacists closer to its customers as a way to offer exceptional customer service and care. With the launch of its patent-pending DailyMed solution, PrairieStone hopes to further extend its mission of improving retail pharmaceutical care. In 2005, PrairieStone Pharmacy was Drug Topics’ Chain of the Year, and Fast Company called PrairieStone, “The Starbucks of Pharmacies.” For more information about PrairieStone Pharmacy, visit www.PrairieStoneRx.com.
About CareClinic, Inc.
     CareClinic, Inc. is your good health neighbor operating high-quality, affordable, and convenient retail health clinics in communities across America. CareClinic is committed to becoming your trusted health care partner by providing the highest standards of treatment while improving access to trained and caring medical professionals. CareClinic offers a wide variety of services ranging from typical sick care to health and wellness screening tests. CareClinic, Inc. is a division of Arcadia Resources, Inc. KAD, a national provider of home care services and products, including respiratory and durable medical equipment; non-medical and medical staffing, including travel nursing; a mail-order pharmacy; and a catalog of health care-oriented products, also available for purchase on http://www.arcadiahomehealth.com.
About Arcadia Resources
     Arcadia Resources, Inc. is a national provider of home care services and products, including respiratory and durable medical equipment; non-medical and medical staffing, including travel nursing; a mail-order pharmacy; and a catalog of health care-oriented products, also available for purchase on www.arcadiahomehealth.com and other leading retailer websites. Through industry partnerships, the Company is also establishing walk-in routine (non- emergency) medical clinics inside of super center retail stores. Arcadia’s comprehensive solutions help organizations operate more effectively and with greater flexibility, while enabling individuals to manage illness and injury in the comfort of their own homes or through the convenience of local health care sites. For more information, visit: www.arcadiaresourcesinc.com.
     Any statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended, and otherwise within the meaning of court opinions construing such forward-looking statements. The Company claims all safe harbor and other legal protections provided to it by law for all of its forward-looking statements. Forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors, which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized, including our estimates of consumer demand for retail store health clinic services, consumer and business demand for PrairieStone’s products and services, required capital investment, build-out schedules, competition, our ability to successfully integrate acquired businesses and other factors. Actual results may differ materially from those anticipated or implied in the forward-looking statements, which speak only as of the date hereof. Additional information that could materially affect the Company may be found in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or alter its forward-looking statements, except as may be required by law. More details regarding the transaction will be furnished by Arcadia Resources, Inc. in its regulatory filings to be filed with the Securities and Exchange Commission and available on www.sec.gov.

Investor Contact:	Krista Finkbeiner at Arcadia Resources, Inc., (239) 434-8884.
Media Contact:	Walter Kraft at Caponigro Public Relations Inc., (248) 355-3200.